                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): June 4, 1997

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

1080 Marina Village Parkway, Alameda, California             94501
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 749-8500

Item 5.  Other Events.

         On June 4, 1997, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: June 4, 1997

                            INDEX TO EXHIBITS

28.  Press Release, dated June 4, 1997

TCSI and DSI Partner To Provide State-of-the-Art Telecommunications Solutions to Israeli Service and Equipment Suppliers

TCSI Addresses International Telecom Opportunities Through Strategic Alliances with Industry Leaders

For additional information contact:

TCSI CORPORATION
Investor Inquiries
     Leigh Salvo - (510) 749-8653
Press Inquiries:
     Susan Trainer - (510) 837-5503

ALAMEDA, CALIFORNIA - JUNE 4, 1997 - TCSI Corporation (Nasdaq: TCSI), a global provider of software to the telecom industry, and DSI (TASE:
DECISION), announced today that they have formed a strategic alliance to deliver robust, innovative solutions to Israeli-based telecommunications service and equipment suppliers. This new agreement will enable DSI to market, sell, develop, and deploy telecom applications based on TCSI's application development environment, SolutionCore(TM). As part of this agreement, the DSI team of engineers, marketing, and sales professionals will be fully trained on TCSI's products and the DSI office in Israel will become a SolutionCore center of competency. This agreement will provide customers based in Israel with the opportunity to leverage TCSI's proven, innovative telecom technology and realize the service and deployment efficiencies offered by a local company with respected telecom expertise. This alliance is the latest in a series that TCSI has formed with companies exhibiting unique strengths in the telecom industry, such as Vertel Corporation and Etnoteam SpA.

"This alliance with TCSI offers telecom customers in the Israeli-marketplace the strength of TCSI's proven network and service management solutions with DSI's local expertise," said Avraham Shimor, chief technology officer, DSI. "We believe these types of strategic agreements offer both organizations a competitive advantage by combining best-of-class software with custom solutions."

"The relationship with DSI provides us with a significant opportunity to marry complementary skill sets and immediately offer Israeli companies proven, standards-based solutions that fully leverage the power and promise of advanced telecom technology," said Ram Banin, president and chief operating officer, TCSI. "TCSI is committed to enabling our customers, which include some of the most successful telecom companies in the world, to more rapidly deliver a wide range of high-performance, scalable communications solutions that provide our customers with a sustainable competitive edge."

ABOUT DSI
DSI is a systems and software development house employing over 200 software, hardware, system and integration experts. Founded in 1979, DSI is publicly traded on the Tel Aviv Stock Exchange (TASE) under the name DECISION. The company specializes in developing innovative software and hardware for both the commercial and military markets -- with a focus on communication systems for leading companies in Israel and the United States. DSI has been engaged by such distinguished entities as the Israeli Navy and Air Force, BEZEQ - Israel's PTT, MCI Systemshouse, and New York City's 911 emergency service.

TCSI CORPORATION PRODUCTS AND SERVICES
TCSI provides integrated products and services to many of the world's largest and most successful telecom companies. TCSI offers SolutionServices(TM), a full range of services including consulting, customized development, deployment, maintenance, and training. SolutionCore(TM), TCSI's industry-leading application environment, enables the rapid development and deployment of advanced element, network, and service management systems. TCSI's SolutionSuites(TM) are integrated packages of application components to automate the management processes of Intelligent Network, Broadband, and Digital Cellular services and networks.

ABOUT TCSI CORPORATION
TCSI is a leading provider of integrated software products and services for the global telecom industry. A recognized innovator in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those projected. Such risks are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

                                   ####